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                                                                    Exhibit 21.1
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                       Subsidiaries of Gensia Sicor Inc.


Subsidiary Corporation                Percentage Owned   State of Incorporation
------------------------------------  -----------------  ----------------------
Gensia Development Corporation             100%                 Delaware

Gensia Sicor Pharmaceuticals, Inc.         100%                 Delaware

Gensia Automedics, Inc.                    19%                  Delaware

Metabasis Therapeutics, Inc.               92%                  Delaware

Genchem Pharma Ltd.                        100%                 Delaware

Aramed, Inc.                               92%                  Delaware

Rakepoll Holding B.V.                      100%                 The Netherlands

SICOR-Societa Italiana                     100%                 Italy
  Corticosteroidi S.p.A.

Diaspa S.p.A.                              100%                 Italy

Sicor de Mexico, S.A. de C.V.              100%                 Mexico

Lemery, S.A. de C.V.                       100%                 Mexico

Inmobiliaria Lemery, S.A. de C.V.          100%                 Mexico

Lemery Desarrollo y Control,
 S.A. de C.V.                              100%                 Mexico

Gensia Sicor de Mexico,
S.A. de C.V.                               100%                 Mexico

Zetesis, S.p.A.                            50%                  Italy